PAGE 1
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. __)

Filed by the Registrant                                     [X]
Filed by a party other than the Registrant                  [ ]
Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material pursuant to Rule 14a-11(c) or Section Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
                   T. Rowe Price Capital Appreciation Fund
_________________________________________________________________
               (Name of Registrant as Specified in its Charter)

                    T. Rowe Price Capital Appreciation Fund
_________________________________________________________________
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
      1) Title of each class of securities to which transaction applies:
         _________________________________________________________
      2) Aggregate number of securities to which transaction applies:
         _________________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (1)
         _________________________________________________________
      4) Proposed maximum aggregate value of transaction:
         _________________________________________________________
      5) Total fee paid:
         _________________________________________________________
      [ ] Fee paid previously with preliminary materials.
         _________________________________________________________
[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      1) Amount previously paid:
         _________________________________________________________
      2) Form, schedule, or Registration Statement no.:
         _________________________________________________________
      3) Filing party:
         _________________________________________________________
      4) Date filed:
         _________________________________________________________
PAGE 2

T. Rowe Price
_________________________________________________________________
T. Rowe Price Capital Appreciation Fund, 100 East Pratt Street, Baltimore, MD 21202


James S. Riepe
Vice President and Trustee


Fellow Shareholder:

An annual meeting of shareholders of the T. Rowe Price Capital Appreciation Fund ("the Fund") will be held on Thursday, April 24, 1997, at 2 p.m.,in the offices of the Fund's agent at 4200 West Cypress Street, Tampa, Florida. We are asking you to vote on several matters and request that you vote your shares by returning the enclosed proxy card even if you plan to join us for the meeting.

As discussed in detail in the enclosed proxy materials, the Board of Trustees of the Fund has recommended that the performance adjustment feature in the Fund's advisory agreement be removed effective October 31, 1998. Currently, the management fee is adjusted based on a comparison of the Funds performance to the performance of the Standard & Poors 500 Composite Index ("the S&P 500"). The proposal, if approved, would remove the adjustment which would mean that the Fund would pay a flat rate for management of the its assets.

If the performance adjustment were removed immediately, it is very likely the Fund's advisory fees would increase. For this reason, the Trustees have recommended that the performance adjustment be left in place until October 31, 1998. Additionally, the Trustees have recommended that, until October 31, 1998, the Fund pay management fees equal to the lesser of the flat rate or the fee as determined with the performance adjustment.

In arriving at their recommendation, the Trustees determined that although the S&P 500 is a widely used benchmark, it is not an appropriate benchmark for the Fund. The Fund attempts to achieve its goal of capital appreciation with much less risk and volatility than the S&P 500. As a result, the performance adjustment may unfairly penalize the manager for successfully keeping risk and volatility below that of the S&P 500.

Your participation in this vote is extremely important and we encourage you to vote your proxy now and return it in the postage-paid envelope. Your early response will be appreciated and could save your Fund the substantial costs associated with a follow-up mailing.

Sincerely,

James S. Riepe
Vice President and Trustee

CUSIP# 77954M-10-5
PAGE 3

                    T. ROWE PRICE CAPITAL APPRECIATION FUND

                   Notice of Annual Meeting of Shareholders

                                April 24, 1997

      An Annual Meeting of Shareholders of the T. Rowe Price Capital Appreciation Fund (the "Fund"), a Massachusetts business trust, will be held on Thursday, April 24, 1997, at 2 p.m., eastern time, in the offices of the Fund's agent at 4200 West Cypress Street, Tampa, Florida. The following matters will be acted upon at that time:

      1. To elect eight trustees to serve until the next annual meeting, if any, or until their successors shall have been duly elected and qualified;

      2. To consider and act upon a proposal to approve a new Investment Management Agreement between the Fund and its investment manager,
           T. Rowe Price Associates, Inc. ("T. Rowe Price"), by removing, effective November 1, 1998, the performance fee adjustment set forth in the current Investment Management Agreement;

      3. To ratify or reject the selection of the firm of Coopers & Lybrand L.L.P. as the independent accountants for the Fund for the fiscal year 1997; and

      4. To transact such other business as may properly come before the meeting and any adjournments thereof.

                                           LENORA V. HORNUNG
                                           Secretary
March 7, 1997

100 East Pratt Street
Baltimore, Maryland 21202

______________________________________________________________________________
                            YOUR VOTE IS IMPORTANT

Shareholders are urged to designate their choices on each of the matters to be acted upon and to date, sign, and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States. Your prompt return of the proxy will help assure a quorum at the meeting and avoid the additional Fund expense of further solicitation.
______________________________________________________________________________

                    T. ROWE PRICE CAPITAL APPRECIATION FUND

                Annual Meeting of Shareholders--April 24, 1997

                                PROXY STATEMENT

      This statement is furnished in connection with the solicitation of proxies by the T. Rowe Price Capital Appreciation Fund (the "Fund"), a Massachusetts business trust, for use at the Annual Meeting of Shareholders of the Fund to be held on April 24, 1997, and at any adjournments thereof.

      Shareholders are entitled to one vote for each full share, and a proportionate vote for each fractional share, of the Fund held as of the record date. Under Maryland law, shares owned by two or more persons (whether as joint tenants, co-fiduciaries, or otherwise) will be voted as follows, unless a written instrument or court order providing to the contrary has been filed with the Fund: (1) if only one votes, that vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and (3) if more than one votes and the vote is evenly divided, the vote will be cast proportionately.

      In order to hold the meeting, a majority of the Fund's shares entitled to be voted must have been received by proxy or be present at the meeting. In the event that a quorum is present but sufficient votes in favor of one or more of the Proposals are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting adjourned. The persons named as proxies will vote in favor of such adjournment if they determine that such adjournment and additional solicitation is reasonable and in the interests of the Fund's shareholders.

      The individuals named as proxies (or their substitutes) in the enclosed proxy card (or cards if you have multiple accounts) will vote in accordance with your directions as indicated thereon if your proxy is received properly executed. You may direct the proxy holders to vote your shares on a Proposal by checking the appropriate box "For" or "Against," or instruct them not to vote those shares on the Proposal by checking the "Abstain" box. Alternatively, you may simply sign, date and return your proxy card(s) with no specific instructions as to the Proposals. If you properly execute your proxy card and give no voting instructions with respect to a Proposal, your shares will be voted FOR the Proposal. Any proxy may be revoked at any time prior to its exercise by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

      The Board of Trustees has fixed the close of business on February 21, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present for purposes of convening the meeting. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund, but are not voted as to one or more Proposals because instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power. If a Proposal must be approved by a percentage of votes cast on the Proposal, for example (Proposal 1), abstentions and broker non-votes will not be counted as "votes cast" on the Proposal and will have no effect on the result of the vote. If the Proposal must be approved by a percentage of voting securities present at the meeting, for example (Proposal 3), abstentions and broker non-votes will be considered to be voting securities that are present and will have the effect of being counted as votes against the Proposal.

      VOTE REQUIRED: A PLURALITY OF ALL VOTES CAST AT THE MEETING IS SUFFICIENT TO APPROVE PROPOSAL 1 FOR THE FUND. A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AT THE MEETING IS SUFFICIENT TO APPROVE PROPOSAL 3 FOR THE FUND. APPROVAL OF PROPOSAL 2 REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF THE LESSER OF (A) 67% OF THE SHARES PRESENT AT THE MEETING IN PERSON OR BY PROXY, OR (B) A MAJORITY OF THE FUND'S OUTSTANDING SHARES.

      Solicitation of proxies by telephone. In addition to soliciting proxies by mail, in person or by telephone, the Fund may arrange to have votes recorded by telephone. The telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. The Fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. The Fund is unaware of any such challenge at this time. Shareholders would be called at the telephone number Price Associates has in its records for their accounts, and would be asked for their social security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

      The costs of the meeting, including the solicitation of proxies, will be paid by the Fund. Persons holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts. In addition to the solicitation of proxies by mail, trustees, officers, and/or employees of the Fund or of its investment manager, T. Rowe Price Associates, Inc. ("T. Rowe Price"), may solicit proxies in person or by telephone.

      The approximate date on which this Proxy Statement and form of proxy are first being mailed to shareholders is March 7, 1997.

1.    ELECTION OF TRUSTEES

      The Fund's Board of Trustees has nominated the eight (8) persons listed below for election as trustees, each to hold office until the next annual meeting (if any) or until his or her successor is duly elected and qualified. Each of the nominees, with the exception of M. David Testa, is a member of the present Board of Trustees of the Fund and has served in that capacity since originally elected. A shareholder using the enclosed proxy form can vote for all or any of the nominees of the Board of Trustees or withhold his or her vote from all or any of such nominees. If the proxy card is properly executed but unmarked, it will be voted for all of the nominees. Each of the nominees has agreed to serve as a trustee if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board of Trustees of the Fund may recommend. There are no family relationships among these nominees.

______________________________________________________________________________
                                                                      Fund
                                                                     Shares
                                                                  Beneficially
                                                         Year        Owned,
                                                          of        Directly
Name, Address      Principal                           Original       or
and Age            Occupations(1)                     Election   Indirectly,
of Nominee                                               as         as of
                                                     Trustee       12/31/96(2)

Donald W. Dick      Principal, EuroCapital             1986           --
EuroCapital         Advisors, LLC, an acquisition and
Advisors LLC        management advisory firm (7/95-present);
P.O. Box 491        formerly (5/89-6/95) Principal, Overseas
Chilmark, MA        Partners, Inc., a financial investment firm;
02535-0491          formerly (6/65-3/89) Director and Vice President-
54                  Consumer Products Division, McCormick &
                    Company, Inc., international food processors;
                    Director/Trustee: Waverly, Inc., and 38 other
                    T. Rowe Price Funds/Trusts

David K. Fagin      Chairman, Chief Executive          1988          524.903
One Norwest Ctr.    Officer and Director
1700 Lincoln St.    Golden Star Resources, Ltd.;
Suite 1950          formerly (1986-7/91) President, Chief Operating
Denver, CO 80203    Officer and Director, Homestake Mining Company;
59                  Director/Trustee of 25 other T. Rowe Price
                    Funds/Trusts

Hanne M. Merriman   Retail business                    1994           --
655 15th Street     consultant; formerly,
Suite 300           President and Chief
Washington, D.C.    Operating Officer (1991-92),
20005               Nan Duskin, Inc., a women's
55                  specialty store; Director (1984-90)
                    and Chairman (1989-90) Federal Reserve Bank of Richmond; President and Chief Executive Officer
                    (1988-89), Honeybee, Inc., a division of Spiegel, Inc.; Director, Ann Taylor Stores;
                    Central Illinois Public Service Company; CIPSCO
                    Incorporated; The Rouse Company; State Farm Mutual
                    Automobile Insurance Company and USAir Group, Inc.,
                    Director/Trustee of 25 other T. Rowe Price Funds/Trusts

*James S. Riepe     Vice President and member          1986       15,063.379
100 E. Pratt St.    of the Executive Committee of the Fund;
Baltimore, MD       Managing Director, T. Rowe Price;
21202               Chairman of the Board, T. Rowe Price Investment
53                  Services, Inc., T. Rowe Price Services, Inc.,
                    T. Rowe Price Trust Company, T. Rowe Price Retirement
                    Plan Services, Inc., and the following T. Rowe Price
                    Funds: Spectrum (since inception), Balanced (since inception), Mid-Cap Growth (since inception), and Growth
                    & Income; Vice President of the T. Rowe Price
                    International Funds; Vice President and Director/Trustee of 56 other T. Rowe Price Funds/Trusts; Director, Rowe
                    Price-Fleming International, Inc., T. Rowe Price Tax-Free
                    Insured Intermediate Bond Fund, Inc. (since inception) and Rhone-Poulenc Rorer, Inc.

*M. David Testa     Managing Director, T. Rowe Price;    --        1,011.642
100 East Pratt      Chairman of the Board,
Street              Rowe Price-Fleming International,
Baltimore, MD       Inc., Vice President and Director, T. Rowe Price
21202               Trust Company; Chairman of the Board and Director of
53                  17 T. Rowe Price Funds; President and Director of 4 T.
                    Rowe Price Funds; Director/Trustee, of 9 T. Rowe Price
                    Funds; Vice President and Director, T. Rowe Price
                    Balanced Fund, Inc. (since inception); and Vice
                    President, T. Rowe Price Spectrum Fund, Inc. (since inception)

Hubert D. Vos       President,                         1986           --
1114 State St.      Stonington Capital Corporation,
Suite 247           a private investment company;
Santa Barbara, CA   Director/Trustee of 25 other
93190-0409          T. Rowe Price Funds/Trusts
63

Paul M. Wythes      Founding General Partner,          1994           --
755 Page Mill Rd.   Sutter Hill Ventures,
Suite A200          a venture capital limited partnership
Palo Alto, CA       providing equity capital to young
94304               high technology companies throughout
63                  the United States; Director/Trustee, Teltone Corporation,
                    Interventional Technologies, Inc., Stuart Medical, Inc.
                    and 38 other T. Rowe Price Funds/Trusts

*George A. Roche    Managing Director and              1994        2,485.633
100 E. Pratt St.    Chief Financial Officer,
Baltimore, MD       T. Rowe Price; Vice President and
21202               Director, Rowe Price Fleming International, Inc.;
55                  Director, T. Rowe Price New Era and Small-Cap Value Funds

*     Nominees considered "interested persons" of T. Rowe Price.

(1) Except as otherwise noted, each individual has held the office indicated, or other offices in the same company, for the last five years.

(2) In addition to the shares owned beneficially and of record by each of the nominees, the amounts shown reflect the proportionate interests of Messrs. Roche, Riepe and Testa in 102,289.425 shares of the Fund which are owned by a wholly owned subsidiary of the Fund's investment manager,
      T. Rowe Price. The amount shown also reflects the aggregate interest of Mr. Riepe in 12,799.714 shares of the Fund owned by the T. Rowe Price 401k Plus Plan.

      The trustees of the Fund who are officers or employees of T. Rowe Price receive no remuneration from the Fund, and officers of the Fund receive no remuneration from the Fund. For the year ended December 31, 1996, the non-interested trustees as a group received from the Fund trustees' fees aggregating $11,602, including expenses. Those nominees indicated by an asterisk (*) are persons who, for purposes of Section 2(a)(19) of the Investment Company Act of 1940 are considered "interested persons" of T. Rowe Price. Each such nominee is deemed to be an "interested person" by virtue of his officership, trusteeship and/or employment with T. Rowe Price. Messrs. Dick, Fagin, Vos, and Wythes and Ms. Merriman are the independent trustees of the Fund. The following table provides the amount of accrued remuneration received by the Fund's trustees for the calendar year ended December 31, 1996. The total compensation from the Fund complex is based on compensation received from January 1, 1996 to December 31, 1996.

______________________________________________________________________________
                                                          Total
                                                      Compensation
                             Aggregate                From Fund and
                           Compensation               Fund Complex
Name of                      From the                    Paid to
Person/Position(a)             Fund                    Trustees(b)
______________________________________________________________________________

Donald W. Dick, Jr./Trustee   $1,693                     $72,917

David K. Fagin/Trustee        $2,646                     $59,167

Hanne M. Merriman/Trustee     $2,646                     $59,167

Hubert D. Vos/Trustee         $2,646                     $59,167

Paul M. Wythes/Trustee        $1,971                     $69,667

________________________________________________________________________

a The trustees of the Fund do not receive any pensions or retirement benefits from the Fund or T. Rowe Price.
b The trustees' fees set forth in the above table for calendar year 1996 are based on the following fee schedules applicable to all independent trustees of the T. Rowe Price funds: for the period January 1, 1996 to September 30, 1996, the fee schedule was: a fee of $25,000 per year as the initial fee for the first Price Fund/Trust on which a trustee serves; a fee of $5,000 for each of the second, third, and fourth Price Funds/Trusts on which a trustee serves; a fee of $2,500 for each of the fifth and sixth Price Funds/Trusts on which a trustee serves; and a fee of $1,000 for each of the seventh and any additional Price Funds/Trusts on which a trustee serves. Beginning October 1, 1996, the schedule was revised to an annual retainer of $65,000 per year for service on the boards of the T. Rowe Price Domestic Funds, an additional annual retainer of $15,000 for service on the boards of the T. Rowe Price International Funds, and a fee of $1,000 for each Audit Committee attended. The Price Fund group included 76 funds at December 31, 1996.

      The Price Funds have established a Joint Audit Committee, which is comprised of at least one independent trustee/director representing each of the Price Funds. Messrs. Dick and Vos, trustees of the Fund, are members of the Committee. The other members are John G. Schreiber and F. Pierce Linaweaver. These trustees also receive a fee of $1,000 for each Committee meeting attended. The Audit Committee holds two regular meetings during each fiscal year (and two such meetings were held in 1996), at which time it meets with the independent accountants of the Price Funds to review: (1) the services provided; (2) the findings of the most recent audit; (3) management's response to the findings of the most recent audit; (4) the scope of the audit to be performed; (5) the accountants' fees; and (6) any accounting questions relating to particular areas of the Price Funds' operations or the operations of parties dealing with the Price Funds, as circumstances indicate.

      The Board of Trustees of the Fund has an Executive Committee consisting of the interested trustees of the Fund which is authorized to assume all the powers of the Board to manage the Fund, in the intervals between meetings of the Board, except the powers prohibited by statute from being delegated.

      The Board of Trustees of the Fund has a Nominating Committee, which is comprised of all the Price Fund's independent trustees. The Nominating Committee, which functions only in an advisory capacity, is responsible for reviewing and recommending to the full Board candidates for election as independent trustees to fill vacancies on the Fund's Board of Trustees. The Nominating Committee will consider written recommendations from shareholders for possible nominees. Shareholders should submit their recommendations to the Secretary of the Fund. Members of the Nominating Committee met informally during the last full fiscal year, but the Committee as such held no formal meetings.

      The Board of Trustees held six meetings during the last full fiscal year. Each trustee standing for reelection attended all of the meetings of the Board of Trustees (held during the period for which he or she was a trustee) and (ii) all of the meetings held by all committees of the Board on which he or she served.

2.    PRESENT AND PROPOSED INVESTMENT MANAGEMENT AGREEMENTS

      On February 5, 1997, the Board of Trustees of the Fund, including the trustees who are not "interested persons" of T. Rowe Price or the Fund, unanimously voted to approve a new management agreement between the Fund and
T. Rowe Price (the "Proposed Agreement"), which is identical to the Fund's present investment advisory agreement (the "Present Agreement") except that the Performance Fee Adjustment component of the Present Agreement would be removed from the Proposed Agreement effective November 1, 1998. To prevent unfairness to the Fund, during the initial 18-month period of the Proposed Agreement (May 1, 1997-October 31, 1998), the Management Fee owed by the Fund to T. Rowe Price can only be decreased, but not increased as a result of the Performance Fee Adjustment. The Performance Fee Adjustment is described on page ___.

      If the Proposed Agreement is approved by the shareholders of the Fund, it will become effective on May 1, 1997. If the Proposed Agreement is not approved by the shareholders of the Fund, the Present Agreement will continue in effect through April 30, 1998.

PRESENT AGREEMENT

Approval of Present Agreement

      The Present Agreement was approved by the shareholders of the Fund on April 22, 1987 and became effective on May 1, 1987. The Present Agreement was submitted to shareholders at that time for the purpose of adopting the present fee structure described below. By its terms, the Present Agreement will continue in effect from year to year as long as it is approved annually by the Fund's Board of Trustees (at a meeting called for that purpose) or by vote of a majority of the Fund's outstanding shares. In either case, renewal of the Present Agreement must be approved by a majority of the Fund's independent Trustees. The Present Agreement is subject to termination without penalty on 60 days' written notice by either party to the other and will terminate automatically in the event of assignment.


Role of T. Rowe Price

      Under the Present Agreement, T. Rowe Price provides the Fund with discretionary investment services. Specifically, T. Rowe Price is responsible for supervising and directing the investments of the Fund in accordance with the Fund's investment objective, program, and restrictions as provided in its prospectus and Statement of Additional Information. T. Rowe Price is also responsible for effecting all securities transactions on behalf of the Fund, including the negotiation of commissions and the allocation of principal business and portfolio brokerage. In addition to these services, T. Rowe Price provides the Fund with a wide range of corporate administrative services. The Present Agreement provides that the Fund will bear all expenses of its operations not specifically assumed by T. Rowe Price.

      The Present Agreement also provides that T. Rowe Price, its directors, officers, employees, and certain other persons performing specific functions for the Fund will only be liable to the Fund for losses resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.


Management Fee

      Group and Individual Fund Fee. For its services to the Fund under the Present Agreement, T. Rowe Price is paid a management fee ("Management Fee") consisting of three elements: a "group" fee ("Group Fee"), an "individual" fund fee ("Individual Fund Fee"), and a Performance Fee Adjustment. The Group Fee varies and is based on the combined net assets of all of the Price Funds (other than institutional or "private label" funds, Equity Index, and Spectrum Funds). The Fund's portion of the Group Fee is determined by the ratio of its daily net assets to the daily net assets of all such Price Funds. Based on combined Price Funds' assets of approximately $61 billion at December 31, 1996, the Group Fee was 0.33%. The Individual Fund Fee is 0.30% based on the current net assets of the Fund.

Present Performance-Based Fee

      The Group Fee and Individual Fund Fee are adjusted each month, upward or downward, depending on whether, and to what extent, the investment performance of the Fund exceeds, or is exceeded by, the record of the Standard & Poor's 500 Composite Index (the "Index" or "S&P 500") over the immediately preceding 36-month period. The amount of the adjustment is .02% for each percentage point of difference between the performance of the Fund and the performance of the Index. The Performance Fee Adjustment is subject to a maximum adjustment of .30%.


PROPOSED AGREEMENT

      The Proposed Agreement is identical to the Present Agreement except that: (1) the Performance Fee Adjustment terminates on October 31, 1998; and
(2) during the period May 1, 1997 to October 31, 1998, the Performance Fee Adjustment can only be negative, that is, the Management Fee due by the Fund to T. Rowe Price during this period will be the lesser of the fee due calculated in accordance with the Performance Fee Adjustment or the fee due calculated without reference to the Performance Fee Adjustment.

      Reference is made to the attached Proposed Agreement for more detailed information about the services provided by T. Rowe Price to the Fund and the calculation of the fees paid to T. Rowe Price.

MATTERS CONSIDERED BY THE BOARD OF TRUSTEES

      On February 5, 1997, the Board of Trustees met to consider termination of the Performance Fee Adjustment. In reviewing this matter, the Trustees considered: (1) the fairness of the fee when Fund performance equals the Index's performance (the "fulcrum" fee); (2) the appropriateness of the Index;
(3) the length of time over which performance is calculated; and (4) the computation of performance over a rolling 36-month period.

Why the Fund Has a Performance Fee

      The Performance Fee Adjustment was adopted when the Fund began operations in 1986. At that time, it was believed that the S&P 500 Index would be an appropriate benchmark against which to measure the Fund's performance. The Trustees believed it would be appropriate to reward T. Rowe Price if it were able to outperform the Index and penalize T. Rowe Price if it failed to do so.

      Over the years, however, the Fund's investment emphasis has changed and the Index no longer appears to be a fair or reasonable measure of the Fund's performance. Since January 1989, when Richard Howard, the Chairman of the Fund's advisory committee, took responsibility for the Fund, the Fund has been pursuing its investment program in a manner which generally has resulted in an investment portfolio significantly less volatile than the Index. As a result, during this time, the Fund's performance has exceeded that of the S&P 500 when the Index's return has been 10% or less in a year, and the Fund has lagged the Index when the S&P 500's return has been more than 10% in a year. This is demonstrated in the chart below.

                             S&P 500           CAF
Year                         Return          Return           Difference

1996                          23.0%           16.8%              (6.2%)
1995                          37.6%           22.6%             (15.0%)
1994                           1.3%            3.8%               2.5%
1993                          10.1%           15.7%               5.6%
1992                           7.6%            9.4%               1.8%
1991                          30.5%           21.6%              (8.9%)
1990                          (3.1%)          (1.3%)              1.8%
1989                          31.7%           21.4%             (10.3%)
1988                          16.6%           21.2%               4.6%
1987                           5.1%            5.7%               0.6%
1986                          (1.8%)           8.5%              10.3%


      The more conservative nature of the Fund's portfolio relative to the Index can be seen by the composition of the Fund on December 31, 1996.

      Common Stocks           50.4%
      Convertible Bonds       27.6%
      Preferred Stocks         5.2%
      Government Bonds         7.5%
      Cash Reserves           10.0%
      Other                   (0.7%)
                             100.0%

      Typically, the Fund's cash and fixed income positions have averaged 15% to 20%. By contrast, the Index consists of 100% common stocks. Thus, it is not meaningful to compare the Fund's performance with that of the Index. The Fund attempts to reduce risk as well as maximize gains.

Capital Appreciation Fund Experience With the Performance Fee

      Since the Performance Fee's inception, there have been 114 monthly performance calculations: an increased fee was paid 52 times; a decreased fee 60 times; and no fee adjustment was made only two times. The monthly fee payment has been increased by as much as $84,000 (December 1994) and decreased by as much as $187,000 (November 1996).

      Until 1996, the cumulative effect of the Performance Fee Adjustments was roughly neutral -- increases essentially offset decreases. Through the first 11 months of 1996, however, the fee was adjusted downward by about $1.5M, reducing the Group and Individual Fund Fees from .63% to .46%.

      In light of these facts, the Board decided it would be appropriate to eliminate the Performance Fee Adjustment of the Management Fee. In order to avoid the unfairness which could result to the Fund by eliminating the Performance Fee Adjustment during the Fund's recent period of underperformance relative to the Index, the Board decided that during the 18-month phase-out period, the Performance Fee Adjustment will remain in effect only to the extent it will decrease the fee payable to T. Rowe Price.

Additional Board Deliberations

      On March 5, 1997, in connection with their annual review of the advisory contracts of all the equity mutual funds managed by T. Rowe Price, the Board of Trustees met again and reviewed extensive data provided to it by T. Rowe Price. This included: (1) the nature and quality of the services rendered and the results achieved by T. Rowe Price in the areas of investment performance;
(2) the payments received by T. Rowe Price and its affiliates from all sources involving both the Fund and the other Price Funds; (3) extensive financial, personnel, and structural information as to the T. Rowe Price organization, including the costs borne by, and profitability of, T. Rowe Price and its affiliates in providing services of all types to the Fund, the other Price Funds and with respect to T. Rowe Price's other investment advisory services;
(4) a comparison of the overall profitability of T. Rowe Price to the profitability of other investment advisers; (5) information as to the management fees charged the other Price Funds as well as T. Rowe Price's other advisory clients; (6) competitive industry fee structures and expense ratios;
(7) the organizational capabilities and financial condition of T. Rowe Price; and (8) the fall-out benefits which T. Rowe Price and its affiliates may have received from T. Rowe Price's relationship to the Fund.

      The Board also compared the Management Fees that the Fund has paid under the Present Agreement with the Management Fees that the Fund would have paid under the Proposed Agreement had it been in effect during the most recent fiscal year and information concerning the Fund's expense ratios on both an existing and pro forma basis.

      In addition, the Trustees considered the benefits received by T. Rowe Price in the form of research services from broker dealers which effect securities transactions for the T. Rowe Price Funds. Research services received from brokers and dealers are supplemental to T. Rowe Price's own research effort. As a practical matter, it would not be possible for T. Rowe

Price's Equity Research Division to generate all of the information presently provided by brokers and dealers. T. Rowe Price pays cash for certain research services received from external sources. T. Rowe Price also allocates brokerage from the T. Rowe Price Funds for research services which are available for cash. While receipt of research services from brokerage firms has not reduced T. Rowe Price's normal research activities, the expenses of
T. Rowe Price could be materially increased if it attempted to generate such additional information through its own staff. To the extent that research services of value are provided by brokers or dealers, T. Rowe Price may be relieved of expenses which it might otherwise bear.

Effect of Removal of the Performance Fee

      The effect of the proposed removal of the Performance Fee Adjustment on the Fund's Individual Fund Fee and Group Fee Rates is set forth below, by showing what the combination of the Individual and Group Fund Fee would have been for the most recent year if the Performance Fee had not been in effect.

                               12 Months Ended
                                Dec. 31, 1996
                             __________________
                                ($ Millions)

Effective Management Fee Rate
   -Present agreement               0.46%
   -Proposed agreement              0.63%
   -Percentage change              37.00%

Expense Ratio
   -Present agreement               0.76%
   -Proposed agreement              0.93%
   -Percentage change              22.37%

Management Fee
   -Present agreement            $4,218,000
   -Proposed agreement           $5,748,000
   -Difference between
    aggregate amounts            $1,530,000
   -Percentage change                36.27%

Average Net Assets of
   the Fund                    $910,511,000


      Shown below is a comparison between all expenses and fees the Fund incurred during its fiscal year ended December 31, 1996, and the fees and expenses the Fund would have incurred had the proposed fee change been in effect.

Shareholder Transaction Expenses

Sales load "charge" on purchases                    None
Sales load "charge" on reinvested dividends         None

Redemption fees                                     None
Exchange fees                                       None

Annual Fund Expenses
                                       Current    Proposed

Management fee                          0.46%         0.63%
Distribution fees (12b-1)               None          None
Total other (Shareholder servicing,
 custodial, auditing, etc.)+            0.30%         0.30%

Total Fund Expenses+                    0.76%         0.93%

+ A $5 fee is charged for wire redemptions under $5,000, subject to change without notice, and a $10 fee is charged for small accounts when applicable.

      The following example illustrates, for both the existing fee schedule and the proposed fee change, the expenses you would incur on a $1,000 investment, assuming a 5% annual rate of return and redemption at the end of each period shown. This is an illustration only. Actual expenses and performance may be more or less than shown.

                                 1           3         5          10
                                 Year        Years     Years      Years

         Current                 $8          $24       $42        $ 94
         Proposed                $9          $30       $51        $114

Fees on Similar Funds

      T. Rowe Price also acts as investment adviser or subadviser to several registered investment companies (Price Funds and "Non-Price Funds") having similar investment objectives and policies to those of the T. Rowe Price Capital Appreciation Fund. For this purpose, Price Funds are mutual funds sponsored by T. Rowe Price and Non-Price Funds are mutual funds not sponsored by T. Rowe Price.

      The following table sets forth the name of each investment company having similar investment objectives to the T. Rowe Price Capital Appreciation Fund, the annual rate of compensation (i.e., the fee T. Rowe Price is paid for its services as adviser or subadviser to the respective portfolio), and net assets as of 12/31/96.

______________________________________________________________________________

                                       Net Assets     Annual Rate Fees
                   Investment          of Fund at     of Com-     Waived
Name of Fund       Objective           12/31/96       pensation   or Reduced

T. Rowe Price      Maximum capital      $959,942,000  0.63%       (See
PAGE 17

Capital            appreciation, while                            discussion
Appreciation Fund  limiting risk and                              under
volatility                                            "Present
                                                                  Agreement")

Penn Series        Capital              $396,258,922  0.50%* of   No
Funds, Inc.        appreciation                       average
                   and income                         daily net
                                                      assets(a)

Ohio National      Maximum capital       $37,967,035  0.70%* of   No
Fund, Inc.         growth                             the first
                                                      $5 million and
                                                      0.50% of average
                                                      daily net assets in
excess of $5 million(a)

T. Rowe Price      Long-term capital  $2,489,000,000  0.58%       No
Growth & Income    growth, a reasonable
Fund               level of current income,
                   and increasing future income

T. Rowe Price      Substantial        $7,818,000,000  0.58%       No
Equity             dividend income
Income Fund        as well as long-
                   term capital
                   appreciation

T. Rowe Price      Dividend income      $209,498,000  0.53%       Yes(b)
Dividend           over time, long-
Growth Fund        term capital
                   appreciation,
                   and reasonable
                   current income

T. Rowe Price      Long-term capital    $197,846,000  0.68%       Yes(c)
Value Fund         appreciation; income
                   is a secondary
                   objective

(a) T. Rowe Price does not provide administrative services to the Penn Series and Ohio National Funds to the same degree as it does the other funds in this table.

(b) In the interest of limiting the expenses of the Dividend Growth Fund during its initial period of operations, T. Rowe Price agreed to waive fees and bear any expenses through December 31, 1994 which would cause the fund's ratio of expenses to average net assets to exceed 1.00%. Effective January 1, 1995, the expense limitation was increased from 1.00% to 1.10% for a period of two years. Fees waived or expenses paid or assumed under the agreements are subject to reimbursement to T. Rowe Price by the fund whenever the fund's expense ratio if below 1.00% (for the first agreement), or 1.10% (for the second agreement); however, no

PAGE 18

      reimbursement will be made after December 31, 1996 (for the first agreement), or after December 31, 1998 (for the second agreement). Any amounts reimbursed will have the effect of increasing fees otherwise paid by the fund. Organizational expenses will be charged to the fund over a period not to exceed 60 months.

(c) In the interest of limiting the expenses of the Value Fund during its initial period of operations, T. Rowe Price agreed to waive fees and bear any expenses through December 31, 1996 which would cause the fund's ratio of expenses to average net assets to exceed 1.10%. Fees waived or expenses paid or assumed under this agreement are subject to reimbursement to T. Rowe Price by the fund whenever the fund's expense ratio if below 1.10%; however, no reimbursement will be made after December 31, 1998, or if it would result in the expense ratio exceeding 1.10%. Any amounts reimbursed will have the effect of increasing fees otherwise paid by the fund. Without this expense limitation it is estimated that the fund's management fee, other than expense and total expense ratio would have been 0.69%, 1.02%, and 1.71%, respectively. Organizational expenses will be charged to the fund over a period not to exceed 60 months.
_____________________________________________________________________________

      If approved, the Proposed Agreement will continue in effect until April 30, 1998, and thereafter from year to year as long as it is approved annually by the Board of Trustees of the Fund at a meeting called for that purpose or by a vote of the Fund's outstanding shares. If the Proposed Agreement is not approved by the shareholders, the Present Agreement will continue in effect through April 30, 1998.

3.    RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      The selection by the Board of Trustees of the firm of Coopers & Lybrand L.L.P. as the independent accountants for the Fund for the fiscal year ending December 31, 1997, is to be submitted for ratification or rejection by the shareholders at the Meeting. The firm of Coopers & Lybrand L.L.P. has served the Fund as independent accountants since inception. The independent accountants have advised the Fund that they have no direct or material indirect financial interest in the Fund. Representatives of the firm of Coopers & Lybrand L.L.P. are expected to be present at the Meeting and will be available to make a statement, if they desire to do so, and to respond to appropriate questions which the shareholders may wish to address to them.

OTHER BUSINESS

      The management of the Fund knows of no other business which may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

T. Rowe Price

Directors of T. Rowe Price


PAGE 19

      The Fund's investment manager is T. Rowe Price, a Maryland corporation, 100 East Pratt Street, Baltimore, Maryland 21202. The principal executive officer of T. Rowe Price is George J. Collins, who together with Mr. Riepe, James E. Halbkat, Jr., Henry H. Hopkins, James A. C. Kennedy III, John H. Laporte, Richard L. Menschel, William T. Reynolds, George A. Roche, John W. Rosenblum, Robert L. Strickland, M. David Testa, Philip C. Walsh, and Anne Marie Whittemore, constitute its Board of Directors. The address of each of these persons, with the exception of Messrs. Halbkat, Menschel, Rosenblum, Strickland, Walsh, and Mrs. Whittemore, is 100 East Pratt Street, Baltimore, Maryland 21202, and, with the exception of Messrs. Halbkat, Menschel, Rosenblum, Strickland, Walsh, and Mrs. Whittemore, all are employed by T. Rowe Price. Mr. Halbkat is President of U.S. Monitor Corporation, a provider of public response systems. Mr. Halbkat's address is: P.O. Box 23109, Hilton Head Island, South Carolina 29925. Mr. Menschel is a limited partner of The Goldman Sachs Group, L.P. Mr. Menschel's address is 85 Broad Street, 2nd Floor, New York, New York 10004. Mr. Rosenblum is the Dean of the Jepson School of Leadership Studies at the University of Richmond, and a director of:
Chesapeake Corporation, a manufacturer of paper products; Cadmus Communications Corp., a provider of printing and communication services; Comdial Corporation, a manufacturer of telephone systems for businesses; Cone Mills Corporation, a textiles producer, and Providence Journal Company, a publisher of newspapers and owner of broadcast television stations. Mr. Rosenblum's address is: University of Richmond, Virginia 23173. Mr. Strickland is Chairman of Lowe's Companies, Inc., a retailer of specialty home supplies and a Director of Hannaford Bros., Co., a food retailer. Mr. Strickland's address is 604 Two Piedmont Plaza Building, Winston-Salem, North Carolina 27104. Mr. Walsh is a Consultant to Cyprus Amax Minerals Company, Englewood, Colorado. Mr. Walsh's address is: Pleasant Valley, Peapack, New Jersey 07977. Mrs. Whittemore is a partner of the law firm of McGuire, Woods, Battle & Boothe and is a director of Owens & Minor, Inc.; USF&G Corporation; the James River Corporation of Virginia; and Albemarle Corporation. Mrs. Whittemore's address is One James Center, Richmond, Virginia 23219.

      The officers of the Fund (other than the nominees for election as trustees) and their positions with T. Rowe Price are as follows:
_________________________________________________________________

                            Position                     Position With
Officer                     With Fund                    T. Rowe Price
_________________________________________________________________

Richard P. Howard           President                 Vice President
Arthur B. Cecil III         Vice President            Vice President
Henry H. Hopkins            Vice President            Managing Director
Charles A. Morris           Vice President            Managing Director
Charles M. Ober             Vice President            Vice President
James S. Riepe              Vice President            Managing Director
Lenora V. Hornung           Secretary                 Vice President
Carmen F. Deyesu            Treasurer                 Vice President
David S. Middleton          Controller                Vice President
J. Jeffrey Lang             Assistant Vice President  Assistant Vice President
Ingrid I. Vordemberge       Assistant Vice President  Employee
Patricia S. Butcher         Assistant Secretary       Assistant Vice
PresidentPAGE 20

      The Fund has an Underwriting Agreement with T. Rowe Price Investment Services, Inc. ("Investment Services"), a Transfer Agency Agreement with
T. Rowe Price Services, Inc. ("Price Services") and an Agreement with T. Rowe Price Retirement Plan Services, Inc. ("Retirement Services"). Each of these entities is a wholly owned subsidiary of T. Rowe Price. The address of each is 100 East Pratt Street, Baltimore, Maryland 21202. James S. Riepe, Trustee of the Fund, is Chairman of the Board of Price Services, Retirement Plan Services, and Investment Services. Henry H. Hopkins, a Vice President of the Fund, is a Vice President and Director of both Investment Services and Price Services and a Vice President of Retirement Services. Certain officers of the Fund own shares of the common stock of T. Rowe Price, its only class of securities.

Other Services Provided by T. Rowe Price

      In addition to the services provided under the Present Agreement, Price Services and Retirement Services perform certain non-advisory services for the Fund under separate service contracts. T. Rowe Price also provides certain accounting services for the Fund. Specifically,

      (i) Price Services provides certain transfer agency and other shareholder administrative and communication services for all accounts, for which the Fund paid Price Services fees totaling $665,000 for the fiscal year ended December 31, 1996,(ii) Retirement Services performs certain subaccounting and record keeping services with respect to shareholder accounts in certain retirement plans for which the Fund paid retirement services fees totaling $1,298,000 for the same period, and (iii) T. Rowe Price calculates the daily share price and maintains the portfolio and general accounting records of the Fund, for which the Fund paid T. Rowe Price fees totaling $85,000 for the same period. All such fees are reviewed annually by the Fund's Directors in connection with renewal of the service contracts involving these entities. The services provided by these entities will continue to be provided whether or not the Proposed Agreement is approved.

      The T. Rowe Price Trust Company (the "Trust Company"), a wholly owned subsidiary of T. Rowe Price, serves as trustee and custodian for certain IRA, Keogh, and other prototype plans which utilize the Price Funds as investment options. For these services, the Trust Company charges each such shareholder account a fiduciary fee. During 1996, the aggregate of such fees totaled approximately $2,958,000 (of this amount, approximately $_____________ were paid with respect to Fund accounts). In addition, Retirement Services provides administrative services to certain defined contribution retirement plans. During 1996, Retirement Services received fees from all plans utilizing such services in the amount of $16,415,000.

      Investment Services, the distributor for the Price Funds, makes available to shareholders of the Price Funds a discount brokerage service. During 1996, this service generated net commissions totaling $9,025,000.

Transactions in T. Rowe Price Stock

      The following information pertains to transactions involving common stock of T. Rowe Price, par value $.20 per share ("Stock"), during the period

January 1, 1996 through December 31, 1996. On April 30, 1996, the Company split these shares 2-for-1. All share data in this section has been adjusted to reflect this stock split. There were no transactions during the period by any trustee or officer of the Fund, or any trustee or officer of T. Rowe Price which involved more than 1% of the outstanding stock of T. Rowe Price. These transactions did not involve, and should not be mistaken for, transactions in the stock of the Fund.

      During the period, certain employees exercised their options for a total of 939,925 shares of stock at an average price $7.28 per share. Pursuant to the terms of T. Rowe Price's Employee Stock Purchase Plan, eligible employees of T. Rowe Price and its subsidiaries purchased an aggregate (including dividends reinvested) of 107,795 shares of stock at fair market value. Such shares were purchased in the open market during this period for employees' accounts.

      T. Rowe Price's Board of Trustees has approved the repurchase of shares of its stock in the open market. During 1996, T. Rowe Price purchased 640,000 shares of stock under this plan, leaving 2,700,000 shares of Stock authorized for future repurchase at December 31, 1996.

      During the period, T. Rowe Price issued 1,913,000 common stock options with an average exercise price of $35.88 per share to certain employees and directors under terms of the 1990 and 1993 Stock Incentive Plans and the 1995 Director Stock Option Plan.


GENERAL INFORMATION ABOUT THE FUND

Share Ownership of Fund

      As of December 31, 1996, there were 66,341,612 shares of the capital stock of the Fund outstanding, each without par value. Of those shares, approximately __________, representing __% of the outstanding stock, were registered to the T. Rowe Price Trust Company as Trustee for participants in the T. Rowe Price Funds Retirement Plan for Self-Employed (Keogh), as Trustee for participants in T. Rowe Price 401k Plus Plan, as Custodian for participants in the T. Rowe Price Funds Individual Retirement Account (IRA), as Custodian for participants in various 403(b)(7) plans, and as Custodian for various Profit Sharing and Money Purchase plans. The T. Rowe Price Trust Company has no beneficial interest in such accounts, nor in any other account for which it may serve as trustee or custodian.

      As of December 31, 1996, approximately 10,095 shares of the Fund, representing approximately 0.02% of the outstanding stock, were owned by various private counsel clients of T. Rowe Price, as to which T. Rowe Price has discretionary authority. Accordingly, such shares are deemed to be owned beneficially by T. Rowe Price only for the limited purpose as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934. T. Rowe Price disclaims actual beneficial ownership of such shares. In addition, as of December 31, 1996, a wholly owned subsidiary of T. Rowe Price owned directly 102,289.425 shares of the Fund, representing approximately 0.15% of the outstanding stock.

Principal Holders

      As of January 31, 1997, approximately 5,003,851 shares of the Fund, representing 7.00% of the outstanding stock, were owned by Charles Schwab & Co., Inc., Reinvest. Account, Attn.: Mutual Fund Department, 101 Montgomery Street, San Francisco, CA 94104-4122.

Security Ownership of Management

______________________________________________________________________________

Name of Beneficial Owner                  Amount and Nature
and Position With Fund                    of Ownership

George J. Collins, Trustee                 3,068.683
Donald W. Dick, Trustee                       --
David K. Fagin, Trustee                      524.903
Hanne M. Merriman, Trustee                    --
James S. Riepe, Trustee                   15,063.379
Hubert D. Vos, Trustee                        --
Paul M. Wythes, Trustee                       --
George A. Roche, Trustee                   2,485.633
M. David Testa, Nominee                    1,011.642
Richard P. Howard, President               6,228.927
Management as a Group                     28,383.167

(a)   All securities listed represent ownership in shares of common stock.
(b) In addition to the shares owned beneficially and of record by each of the nominees, the amounts shown reflect the proportionate interest of Mr. Riepe in 102,289 shares of the Fund which are owned by a wholly owned subsidiary of the Fund's investment manager, T. Rowe Price. The amount shown also reflects the aggregate interest of Messrs. Riepe and Howard in 18,819 shares of the Fund owned by the T. Rowe Price 401k Plus Plan.
(c) Management as a group, as well as each member of management individually, own less than one percent of the outstanding shares of the Fund.
______________________________________________________________________________

      As of December 31, 1996, the officers and trustees of the Fund, as a group, beneficially owned, directly or indirectly, 38,932.584 shares, representing approximately 0.06% of the Fund's outstanding stock. The ownership of the officers and trustees reflects their proportionate interests, if any, in 102,289.425 shares of the Fund which are owned by a wholly owned subsidiary of the Fund's investment manager, T. Rowe Price, and their interests in 28,693.412 shares owned by the T. Rowe Price 401(k) Plus Plan.

A COPY OF THE ANNUAL REPORT OF THE FUND FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS WAS MAILED TO ALL SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON THAT DATE. HOWEVER, A COPY OF THIS REPORT WILL BE PROVIDED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON REQUEST. PLEASE CALL T. ROWE PRICE AT 1-800-225-5132 OR WRITE TO 100 EAST PRATT STREET, BALTIMORE, MARYLAND 21202 TO REQUEST THE REPORT.

ANNUAL MEETINGS

      Under Massachusetts Law, the Fund is not required to hold an annual meeting. The Board of Trustees of the Fund has determined that in order to avoid the significant expense associated with holding annual meetings, including legal, accounting, printing and mailing fees incurred in preparing proxy materials, the Fund will take advantage of these Massachusetts law provisions. Accordingly, no annual meetings shall be held in any year in which a meeting is not otherwise required to be held by the Act unless the Board of Trustees otherwise determines that there should be an annual meeting. However, special meetings will be held in accordance with applicable law or when otherwise determined by the Board of Trustees. The Fund's By-Laws reflect this policy.


SHAREHOLDER PROPOSALS

      If a shareholder wishes to present a proposal to be included in the Proxy Statement for the next Annual Meeting, and if such Annual Meeting is held in April 1998, such proposal must be submitted in writing and received by the Fund's Secretary at its Baltimore office prior to November 10, 1997.

T. ROWE PRICE (LOGO)                                         PROXY
_______________________________________________________________
INSTRUCTIONS:
1. Cast your vote by checking the appropriate boxes on the reverse side. If you do not check a box, your vote will be cast FOR that proposal.
2.  Sign and date the card below.
3. Please return the signed card promptly using the enclosed postage paid envelope, even if you will be attending the meeting.
4.  Please do not enclose checks or any other correspondence.

          Please fold and detach card at perforation before mailing.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
T. ROWE PRICE CAPITAL APPRECIATION FUND

ANNUAL MEETING: 2 P.M. EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Henry H. Hopkins and James S. Riepe, as proxies, or either or them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of stock of the Fund, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 24, 1997, at the time indicated above, in the offices of the Fund's agent at 4200 West Cypress Street, Tampa, Florida, 33607, and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated March 7, 1997, receipt of which is hereby acknowledged.

                                    Dated: _________________, 1997

                                    Please sign exactly as name appears. Only
                                    authorized officers should sign for
                                    corporations. For information as to the
                                    voting of stock registered in more than
                                    one name, see page __ of the Notice of
                                    Annual Meeting and Proxy Statement.
                                    ______________________________
                                    /                             /
                                    /                             /
                                    /                             /
                                    ______________________________
                                                Signature(s)

                                                            CUSIP# 77954M-10-5
                                                                       (FRONT)

T. ROWE PRICE (LOGO) WE NEED YOUR PROXY VOTE BEFORE APRIL 24, 1997
_________________________________________________________________
Please refer to the Proxy Statement discussion of each matter.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE FOR A PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

          Please fold and detach card at perforation before mailing.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
PLEASE VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW, AS SHOWN, USING BLUE OR BLACK INK OR DARK PENCIL. DO NOT USE RED INK.

1. Election of       FOR all nominees / /       WITHHOLD AUTHORITY / /
   trustees.         listed below (except       to vote for all
                     as marked to the           nominees listed below
                     contrary)


M. David Testa   Donald W. Dick, Jr.   David K. Fagin    Hanne M. Merriman
James S. Riepe   George A. Roche   Hubert D. Vos   Paul M. Wythes

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE WRITE THE NOMINEE'S NAME ON THE LINE BELOW.)

___________________________________________________


2. Amendment of the Fund's Investment Management Agreement.

   FOR /  /          AGAINST /  /               ABSTAIN /  /

3. Ratify the selection of Coopers & Lybrand L.L.P. as independent accountants.
   FOR /  /          AGAINST /  /               ABSTAIN / /

4. In their discretion, the Proxies are authorized to consider and act upon such other business as may properly come before the meeting.

CUSIP# 77954M-10-5
(BACK)